Exhibit 99.1

June 13, 2014

Andreas Sommer, Ph.D.

Carlsbad, CA

Re:	Amendment to Employment Offer Letter

Dear Andreas:

You are currently employed by Auspex Pharmaceuticals, Inc. (the “Company”) pursuant to an offer letter from the Company dated January 9, 2009 (the “Offer Letter”). This letter agreement (the “Amendment”) provides details with respect to your position and reporting as set forth below.

The Offer Letter is amended such that, effective as of the date hereof, your title shall be Vice President, Research and you shall report directly to Samuel Saks, M.D., the Company’s Chief Development Officer.

Except as provided herein, the terms and conditions of your employment with the Company as in effect on the date hereof shall remain unchanged.

This Amendment constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Amendment may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Amendment shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Amendment is acceptable to you, please sign below and return the original to me.

Sincerely,

Auspex Pharmaceuticals, Inc.

By:	/s/ Pratik Shah
Pratik Shah, Ph.D.
President and Chief Executive Officer

UNDERSTOOD AND AGREED TO:

/s/ Andreas Sommer
Andreas Sommer, Ph.D.

June 13, 2014
Date

2